Exhibit 32.0

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

2.               In connection with the Quarterly Report on Form 10-Q of APAC Customer Services, Inc. (the “Company”) for the quarterly period ended September 28, 2003, as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), Theodore G. Schwartz, as Chief Executive Officer of the Company, and Marc T. Tanenberg, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Theodore G. Schwartz
Name:	Theodore G. Schwartz
Title:	Chief Executive Officer
Date:	November 10, 2003

/s/ Marc T. Tanenberg
Name:	Marc T. Tanenberg
Title:	Chief Financial Officer
Date:	November 10, 2003

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.